Exhibit 23.4

June 7, 2010

FleetCor Technologies, Inc.

655 Engineering Drive

Suite 300

Norcross, Georgia 30092-2830

Attention: Sean Bowen, Senior Vice President and General Counsel

Re:	Consent to be Named in Registration Statement

Ladies and Gentlemen:

I hereby consent to be named as a proposed director in the Registration Statement on Form S-1 of FleetCor Technologies, Inc. (Reg. No. 333-166092), including any and all amendments and post-effective amendments thereto and any related registration statement filed under Rule 462(b), and in the accompanying prospectus forming a part thereof.

Sincerely,

/s/ Richard Macchia
Richard Macchia